                                                               Exhibit (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

References to "Section" herein are to the Internal Revenue Code of 1986, as amended, unless otherwise indicated.

-------------------------------------------------     ------------------------------------------------
                             Give the                                              Give the EMPLOYER
                             SOCIAL SECURITY                                       IDENTIFICATION
For this type of account:    number of--              For this type of account:    number of--
------------------------------------------------      ------------------------------------------------
1. An individual's account   The individual            9. A valid trust, estate,   The legal entity
2. Two or more individuals   The actual owner of          or pension fund          (Do not furnish the
   (joint account)           the account or, if                                    identifying number
                             combined funds, the                                   of the personal
                             first individual on                                   representative or
                             the account(1)                                        trustee unless the
3. Husband and wife (joint   The actual owner of                                   legal entity itself
   account)                  the account or, if                                    is not designated
                             joint funds, the                                      in the account
                             first individual on                                   title.)(5)
                             the account(1)           10. Corporate account        The corporation
4. Custodian account of a    The minor(2)             11. Religious, charitable,   The organization
   minor                                                  or educational
   (Uniform Gift to Minors                                organization account
   Act)                                               12. Partnership account      The partnership
5. Adult and minor (joint    The adult or, if             held in the name of the
   account)                  the minor is the             business
                             only contributor,        13. Association, club, or    The organization
                             the minor(1)                 other tax-exempt
6. Account in the name of    The ward, minor, or          organization
   guardian or committee     incompetent              14. A broker or registered   The broker or
   for a designated ward,    person(3)                    nominee                  nominee
   minor, or incompetent                              15. Account with the         The public entity
   person                                                 Department of
7.a.  The usual revocable    The grantor-                 Agriculture in the name
      savings trust account  trustee(1)                   of a public entity
      (grantor is also                                    (such as a State or
      trustee)                                            local government,
  b.  So-called trust        The actual owner(1)          school district, or
      account that is not a                               prison) that receives
      legal or valid trust                                agricultural program
      under State law                                     payments
8. Sole proprietorship       The owner(4)
   account
------------------------------------------------      ------------------------------------------------

(1)List first and circle the name of the person whose number you furnish.
(2)Circle the minor's name and furnish the minor's social security number.
(3)Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)Show the name of the owner.
(5)List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
Obtaining a Number
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on broker transactions include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan or a custodian account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
 . The United States, or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.

Exempt payees described above should file Form W-9 or, if appropriate, Form W-8 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury Regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations thereunder.

Privacy Act Notice.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish TIN.--If you fail to furnish your TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number.--If the payor discloses or uses taxpayer identification numbers in violation of Federal law, the payor may be subject to civil and criminal penalties.

      FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.